                                                                 EXHIBIT 10(a)

                            EMPLOYMENT AGREEMENT
                            --------------------

         AGREEMENT made as of the 19th day of April 1994, between SCOTT PAPER COMPANY, a Pennsylvania corporation (the "Company"), and ALBERT J. DUNLAP (the "Executive").

         WHEREAS, the Company desires to employ the Executive as a director, Chairman of the Board and Chief Executive Officer of the Company; and

         WHEREAS, the Company and the Executive desire to enter into an agreement providing for the terms and conditions of such employment;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein contained, the parties hereto agree as follows:

1.       Employment
         ----------

    (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

    (b) The employment of the Executive by the Company, unless earlier terminated pursuant to Section 8 below, shall be (i) for an initial period of five years commencing April 19, 1994 (the "Commencement Date") and expiring April 18, 1999 (the "Employment Period"), and (ii) for successive one year periods ending on April 18 of each such year (individually, a "Renewal Period"), unless notice of termination shall have been given by either party hereto to the other not later than October 18 of the preceding calendar year. Unless the context suggests otherwise, the Employment Period hereunder shall for all purposes of this Agreement be deemed to include any Renewal Period.

2.       Position and Duties
         -------------------

         The Executive shall serve as Chairman of the Board and Chief Executive Officer and as a director of the Company, reporting to the Board of Directors of the Company. The Executive shall have the powers and duties of the Chairman of the Board and Chief Executive Officer of the Company, which powers shall in all cases include, without limitation, the power of supervision and control over and responsibility for the general management and operation of the Company, and the Executive shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Company, provided that such duties are consistent with the Executive's position as the chief executive officer in charge of the general management of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, and (ii) manage his personal investments, so long as such activities do not unreasonably interfere with the performance of the Executive's responsibilities as an officer of the Company in accordance with this Agreement. Unless the context suggests otherwise, all references to the "Company" in this Agreement shall be deemed to include any corporation of which the Company owns, directly or indirectly, more than 50% of the voting stock ("Subsidiary") and each Subsidiary that may hereafter be acquired, directly or indirectly, by it.

3.       Place of Performance
         --------------------

    (a) The Executive's services shall be performed at the Company's principal executive office in Philadelphia, Pennsylvania, or at such other place as the parties hereto may mutually agree.

    (b) The Company shall promptly pay, or reimburse the Executive for, all reasonable expenses incurred by the Executive relating to the change of the Executive's residence from Boca Raton, Florida, in connection with his employment hereun-

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         der, including, without limitation, reasonable expenses for himself and his family of travel, moving, storage and suitable lodging and maintenance in the Philadelphia area for a period not to exceed six months from and after the Commencement Date. The Company shall reimburse the Executive on a grossed up basis in the event that any taxation is assessed upon him in relation to any such expenses.

    (c) The Company shall purchase from the Executive within 30 days after the Commencement Date his home located in Boca Raton, Florida, at a price equal to (i) the cost thereof as shown on the closing statement for the purchase of the premises, dated July 27, 1993, and (ii) the Executive's cost of improvements thereto and shall pay or reimburse the Executive for all reasonable costs associated with the transaction.

    (d) The Company shall pay or reimburse the Executive for all reasonable costs and expenses of residential relocation for each and every change, if any, in the location of the principal executive office of the Company. The Executive shall be reimbursed by the Company on a grossed up basis in the event that any taxation is assessed upon him in relation to any such costs or expenses.

4.       Compensation
         ------------

    (a)  Base Salary
         -----------

         The Executive shall receive a salary, payable in equal bi-weekly installments, which shall be at the annual rate of $1,000,000 (the "Base Salary"), except that during the 1994 calendar year the total of the Base Salary and the Special Bonus payable pursuant to Section 4(b) hereof shall not exceed $1,000,000. Commencing in the 1995 calendar year, the Base Salary may be increased from time to time at the discretion of the Company's Management Development and Executive Compensation Committee or any successor thereof (the "Committee" and the Board. Base salary shall not be reduced after any increase thereof. Any increase in Base Salary shall not serve to limit any other obligation of the Company under this Agreement.

    (b)  Special Bonus
         -------------

         The Executive shall receive a special cash bonus in the amount of $333,333 with respect to his employment during 1994 (the "Special Bonus"). The Special Bonus shall be paid not later than 30 days after the Commencement Date.

    (c)  Annual Incentive Bonus
         ----------------------

         In lieu of participation in any Annual Incentive Plan of the Company (other than any Long Term Incentive Plan) and commencing after the last day of the Company's 1994 fiscal year, for each full fiscal year of his employment hereunder, the Executive shall receive in cash an incentive bonus equal to 1.25% of the Company's Net Income in excess of 10.0% of the average of the beginning and ending Shareholders' Equity of the Company for such fiscal year (the "Incentive Bonus"). The Net Income and Shareholders' Equity shall be determined in accordance with Generally Accepted Accounting Principles consistently applied as shown in the Company's audited annual consolidated financial statements filed on Form 10-K with the Securities and Exchange Commission. Subject to the provisions of Section 8 hereof, in the event that the Executive's employment under this Agreement terminates on a date other than the last day of a fiscal year that commences after the close of the 1994 fiscal year, in lieu of the Incentive Bonus that would have been payable for such fiscal year but for such termination, the Executive shall receive a cash bonus (the "Termination Bonus") in an amount to be determined by the Committee, but in any event not less than an amount determined by multiplying the preceding fiscal year's Incentive Bonus by a fraction the numerator of which is the number of days the Executive was employed during the fiscal year for which the Termination Bonus is to be paid and the denominator of which is 365. The Incentive Bonus shall be paid to the Executive no later than the date on which the Company pays annual incentive awards under its other programs, but in any event no later than March 31 of the year following the year for which the awards are made. The Termination Bonus shall be paid to the Executive within 60 days of the termination of his employment with the Company

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         hereunder. In the event that the Incentive Bonus or the Termination
         Bonus is not timely paid by the Company as hereinabove provided, the Executive shall be paid interest at the prime rate published from time to time by Morgan Guaranty Trust Co. of New York on the unpaid principal amount of such Bonus until such time as such Bonus is paid in full. Payment of the Incentive Bonus and the Termination Bonus is subject to the approval of the shareholders at the 1994 Annual Meeting of Shareholders; provided that, if the shareholders fail to approve both such Bonuses at such meeting, the Company and the Executive shall negotiate in good faith a mutually acceptable alternative compensation arrangement. The payment to the Executive of Incentive Bonus and Termination Bonus hereunder shall not constitute, or in any way diminish the obligation of the Company to pay, any Base Salary or any other compensation payable hereunder. The terms and provisions of the Incentive Bonus and Termination Bonus shall not be subject to change except with the express written consent of the Executive.

    (d)  Expenses
         --------

         During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors for the Company's senior executive officers) in connection with his services hereunder, including, without limitation, travel, lodging and other expenses incurred by him in reasonable travel between Boca Raton, Florida, and the principal executive office of the Company until such time as he shall have accomplished the relocation of his residence, not to exceed six months after the commencement of his employment hereunder. The Executive shall account to the Company for such expenses in accordance with Company policy.

    (e)  Fringe Benefits
         ---------------

         The Executive shall be eligible to participate in the Company's long-term incentive plans and its 401(k) and savings plans. The Executive shall be eligible to partici-pate, at no cost or expense to him, in the Company's welfare plans, practices, policies and programs, including death benefit plans, disability benefit plans, and medical, dental and health and welfare plans (the "Benefit Plans") applicable generally to employees and/or other senior executives of the Company. However, the Company's Annual Incentive Plans, Retirement Plans and Termination Pay Plans are excluded. The Company will waive, or obtain the waiver of, any waiting periods for eligibility under the Benefit Plans.

    (f)  Vacation and Other Absences
         ---------------------------

         The Executive shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Company in effect from time to time, at least comparable to those received by other senior executives of the Company; provided, however, that the Executive shall always be entitled to at least six weeks of paid vacation in each calendar year and pro rata for part of a year.

    (g)  Automobile
         ----------

         The Company shall purchase from the Executive at his cost, and provide to him for his exclusive use, the automobile recently purchased and currently owned by him and shall provide to the Executive, every two years thereafter, for the exclusive use by the Executive, a new automobile comparable in type and style. The Company will also reimburse the Executive for all reasonable expenses incurred in the use and maintenance of such automobile, and will also provide the Executive with a driver on a full-time basis for security and safety reasons. The Company shall reimburse the Executive on a grossed up basis in the event that any taxation is assessed upon him in relation to such driver.

    (h)  Club Membership
         ---------------

         The Company shall pay any and all initiation fees, monthly membership dues, and company-related expenses in connection with the membership of the Executive in one country club.

    (i)  Financial Planning
         ------------------

         The Company shall provide the Executive with financial consulting services, including tax-related advice and services, without cost or expense to him. The Company shall reimburse the Executive on a grossed up basis in the event that any taxation is assessed upon him in relation to such services if and to the extent that any other senior executive of the Company is currently reimbursed for such taxation.

    (j)  Legal and Consulting
         --------------------

         The Company shall pay the reasonable fees and disbursements of legal, accounting and tax advisors incurred by the Executive in connection with the negotiation, preparation and implementation of this Agreement and any additional instruments and agreements related hereto, and any transactions contemplated hereby. The Company shall reimburse the Executive on a grossed up basis in the event that any taxation is assessed upon him in relation to any such fees and disbursements.

5.       Special Equity Grant
         --------------------

    (a)  Purchased Shares
         ----------------

         Effective as of the close of business on the Commencement Date, the Executive shall purchase from the Company for his own account, and the Company shall sell to the Executive, for the sum of $1,000,000 that number of shares of the Company's Common Stock determined by dividing $1,000,000 by $38.00. Such shares shall be the sole property of the Executive, shall be unrestricted and shall be freely tradeable by the Executive, subject to applicable legal restrictions. Within six (6) months after the Commencement Date, the Company shall cause the shares to be registered or qualified for resale under the Securities Act of 1933 and applicable state laws. The Executive shall purchase a fraction of a share at the rate of $38.00 per share, with the result that the Executive will have purchased a total of 26,316 shares for an aggregate price of $1,000,008.

    (b)  Stock Option
         ------------

         The Executive is hereby granted 10-year options to purchase 750,000 shares of the Company's Common Stock, effective as of the close of business on the Commencement Date, on the terms that would apply if the options were granted under the 1994 Long-Term Incentive Plan, except to the extent specifically modified by this Agreement, but only if such grant is approved by the shareholders at the 1994 Annual Meeting of Shareholders. The options shall provide (i) for an option price equal to $38.00 per share and (ii) for the vesting of the Executive's stock options at the rate of 20% on each of the first, second, third, fourth and fifth anniversaries of the Commencement Date. The Company shall cause the shares to be issued upon exercise of the options to be registered or qualified for resale under the Securities Act of 1933 and applicable state laws. In the event that the shareholders fail to approve the grant of the stock options at the 1994 meeting as hereinabove provided, the Company and the Executive shall negotiate in good faith a mutually acceptable alternative compensation arrangement. The Company and the Executive, by mutual agreement, may substitute stock appreciation rights, in whole or in part, for the options granted hereunder.

6.       Unauthorized Disclosure
         -----------------------

    (a) The Executive shall not, without the written consent of the Board of Directors or a person authorized thereby, use other than for Company purposes or disclose to any person other than as required by law or court order or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company, including, without limitation, disclosure to the Company's outside accountants or bankers of financial data requested by such persons in connection with their services to the Company, any confidential information material in nature obtained by him while in the employ of the Company, including such information with respect to any products, improvements, formulae, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company, or information disclosed by the Company by any member of its Board of Directors or any other officer thereof to a third party without restrictions on the disclosure of such information.

    (b) The Executive agrees that all documents, records, files, letters, memoranda, reports, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic, or other tangible material ("Tangible Property") containing Confidential Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company and the Subsidiaries. The Executive agrees that upon the earlier of (i) a request by the Company or (ii) the termination or cessation of his employment with the Company for any reason, he shall promptly deliver to the Company all Tangible Property in his possession or under his control which contain Confidential Information or pertain to the Company, any of its activities or any of the Executive's activities in the course of his employment. The Executive shall not retain or deliver to any third person copies of such Tangible Property.

    (c) The Executive agrees that his obligation not to disclose or use information, knowhow, records and tangible property of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or any of the Subsidiaries or suppliers to the Company or any of the Subsidiaries or other third parties who may have disclosed or entrusted the same to the Company or any of the Subsidiaries or to the Executive in the course of the Company's business.

    (d) If any of the Executive's heirs, successors or legal representatives were to obtain any Confidential Information, the foregoing provisions of this Section 6 shall be binding upon such heirs, successors and legal representatives.

7.       Non-Competition
         ---------------

    (a) For the period of time during which the Executive is employed hereunder and for a period of two (2) years thereafter, the Executive shall not, directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business (a "Competitive Operation") which competes with any business conducted by the Company, or by any group, division or subsidiary of the Company, or any pulp, paper or health care business conducted by any corporation in which the Company has a direct or indirect investment, in any area where such business is being conducted, or (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the customers or accounts, or prospective customers or accounts, of the Company or any of the Subsidiaries, which were contacted, solicited or served by the Executive while employed by the Company. It is understood and agreed that, for the purposes of the foregoing provisions of this Section 7, a Competitive Operation within the meaning of this Section shall include any pulp, paper or health care business conducted by the Company that is sold or discontinued by the Company, but shall not include any business that is acquired by the Company after the termination of the Executive's employment with the Company. During the Executive's employment hereunder, ownership by the Executive of not to exceed two percent (2%) of the publicly traded securities of any Competitive Operation shall not constitute a violation thereof. Following the termination of his employment here-under, ownership by the Executive of not to exceed five percent (5%) of any Competitive Operation shall not constitute a violation hereof.

    (b) In the event the restrictions against engaging in a competitive activity contained in this Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

    (c) The Executive acknowledges that a breach of the restrictions con-tained in Sections 6 or 7 shall cause irreparable damage to the Company, the exact amount of which shall be difficult to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, the Executive agrees that, if the Executive breaches the restrictions contained in Sections 6 or 7, then the Company shall be entitled to injunctive relief, without posting bond or other security. Sections 6 and 7 shall survive the termination of the Executive's employment under this Agreement.

8.       Termination
         -----------

    (a)  Death
         -----

         The Executive's employment hereunder shall terminate upon his death.

    (b)  Disability
         ----------

         If, as a result of the Executive's ill health, whether physical or mental, accident or other incapacity, the Executive shall have failed to perform his duties hereunder for one hundred and twenty (120) consecutive days ("Disability"), the Company may terminate the Executive's employment hereunder. If the Company determines in good faith that Disability of the Executive has occurred during the Employment Period, it may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties.

    (c)  Cause
         -----

         The Company may terminate the Executive's employment hereunder for "Cause". For purposes of this Agreement, "Cause" is defined as (i) the willful failure by the Executive substantially to perform his duties hereunder other than any such failure resulting from the Executive's incapacity due to Disability, or (ii) the conviction of the Executive for a felony (or a plea of guilty or nolo contendere thereto). For purposes of this Section 8(c), no act, or failure to act, on the Executive's part shall be considered "willful", unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interest of the Company or contrary to a formal resolution of the Board of Directors. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause under clause
         (i) of this Section 8(c) unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company, at a meeting of the Board of Directors called and held for the purpose (after ten days' prior notice to the Executive of such meeting and the purpose thereof and an opportunity for him, together with his counsel, to be heard before the Board of Directors at such meeting), finding that in the good faith opinion of the Board of Directors, the Executive was guilty of conduct set forth above in clause (i) of this Section 8(c) and specifying the particulars thereof in detail.

    (d)  Other Termination by the Company
         --------------------------------

         Notwithstanding the foregoing provisions, the Company may terminate the Executive's employment hereunder at any time, subject to the provisions of Section 9(d) hereof.

    (e)  Termination for Good Reason
         ---------------------------

         The Executive may terminate his employment hereunder at any time for Good Reason; provided, however, that the Executive shall have delivered
                      --------  -------
         a notice of termination to the Company within ninety (90) days after the occurrence of the event of Good Reason giving rise to such termination. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's express written consent which are not remedied by the Company within 30 days of receipt of the Executive's notice of termination:

         (i) an assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Section 2 hereof;

         (ii) any removal of the Executive from, or any failure to re-elect the Executive to, the positions specified in Section 2 of this Agreement;

         (iii) the change of the Executive's title as specified by Section 2 of this Agreement;

         (iv) the Company's requiring the Executive without his consent to be based at any office or location other than as described in
                Section 3 of this Agreement;

         (v) a reduction in the Executive's Base Salary as in effect from time to time;

         (vi) the failure by the Employer to continue in effect any fringe benefit plan or arrangement that was in effect on the date hereof or provide the Executive with equivalent benefits;

         (vii) the failure of the Company, within not more than 90 days after the Commencement Date, to have the Executive duly elected as a member of its Board of Directors and to maintain the Executive in such position at all times thereafter for so long as he shall serve as Chief Executive Officer of the Company;

         (viii) a Change in Control. A "Change in Control" shall mean the occurrence of any one of the following events:

                (A) any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 20% or more of the Voting Stock of the Company;

                (B) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                (C) the Company, without the Executive's consent, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

                (D) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

         (ix) any other material breach by the Company of any provisions of this Agreement.

    (f)  Other Termination by the Executive
         ----------------------------------

         Notwithstanding the foregoing provisions, the Executive may terminate his employment hereunder at any time with the express written consent of the Company.

    (g)  Notice of Termination
         ---------------------

         Any termination by the Company or the Employer pursuant to paragraphs
         (b), (c) or (d) above or by the Executive pursuant to paragraph (e)
         or (f) above shall be communicated by a written Notice of Termination to the other party hereto; provided, however, that, in the case of
                                    --------  -------
         termination for Cause, there shall also have been delivered to the Executive the other documents required to be delivered by Section
         8(c) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employ-ment under the provision so indicated. If any dispute concerning a Notice of Termination of the Executive's employment under Sections 8(b),8(c) or 8(e) hereof results in a determination that a proper basis for such termination did not exist under such section, the Executive's employment under this Agreement shall be treated, with respect to a Notice of Termination pursuant to Section 8(b) or 8(c) hereof, as having been terminated pursuant to Section 8(d) hereof or, with respect to a Notice of Termination pursuant to Section 8(e) hereof, as having not been terminated.

    (h)  Date of Termination
         -------------------

         "Date of Termination" shall mean (i) if the Executive's employment is terminated as a result of the Executive's Disability, thirty (30) days after Notice of Termination is duly given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (ii) if the Executive's employment is terminated by his death, the date of his death, (iii) if the Executive's employment is terminated pursuant to subsection (c) above, the date that the Notice of Termination is communicated to the Executive, (iv) if the Executive's employment is terminated pursuant to subsection (e) above, thirty (30) days after the Notice of Termination is given if the circumstances causing the Good Reason have not been cured by such date, and (v) if the Executive's employment is terminated pursuant to subsections (d) or
         (f) above the date on which a Notice of Termination is given.

9.       Compensation Upon Termination or During Disability
         --------------------------------------------------

    (a) If the Executive's employment shall be terminated due to death, the Executive's estate or other legal representative shall be entitled to receive any Base Salary installments and any accrued reimbursable expenses (to the extent provided in Section 4(d) hereof) due in the month of death, together with the Incentive Bonus under Section 4(c) for the preceding calendar year or years to the extent not theretofore paid and the Termination Bonus under Section 4(c) hereof. In the event of the Executive's death, rights and benefits of the Executive under employee benefit and fringe benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs. The Executive's estate or other legal representative shall also be entitled to exercise, within one (1) year after the date of the Executive's death, any rights provided to the Executive under Section 5 hereof with respect to any options that are then exercisable or that would have become exercisable during the 12 months after the Executive's death occurs in accordance with Section 5 hereof. All outstanding options at the end of such 12-month period that are not then exercisable shall be completely terminated.

    (b) During any period that the Executive fails to perform his duties hereunder due to Disability, the Executive shall continue to receive from the Employer his full Base Salary until the Executive's employment is terminated pursuant to Section 8(b) hereof. In the event of the Executive's Disability as determined above, rights and benefits of the Executive under employee benefit and fringe benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs. After termination due to Disability, the Executive or his estate or other legal representative shall be entitled to receive any accrued reimbursable expenses (to the extent provided in Section 4(d) hereof) through the Date of Termination and shall also be entitled to receive the Incentive Bonus under Section 4(c) for the preceding calendar year or years to the extent not theretofore paid and the Termination Bonus under Section 4(c) hereof and to exercise, within three (3) years after the Date of Termination, any right provided to the Executive under Section 5 hereof with respect to any options that are then exercisable or that would have become exercisable within the 12 months after the Date of Termination in accordance with Section 5 hereof. All outstanding options at the end of such 12-month period that are not then exercisable shall be completely terminated.

    (c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Base Salary and any accrued reimbursable expenses (to the extent provided in Section 4(d) hereof) only through the Date of Termination, together with the Incentive Bonus under Section 4(c) for the preceding calendar year or years to the extent not theretofore paid. All unvested options shall be completely terminated on the Date of Termination, and the Company shall have no further obligations to the Executive under this Agreement, except that the Executive shall be entitled to exercise, within sixty (60) days after the Date of Termination, any rights provided to the Executive under Section 5 hereof with respect to any options that are exercisable on the Date of Termination. Any rights and benefits the Executive may have under employee benefit and fringe benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs. Anything herein to the contrary notwithstanding, if following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony, such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received if his employment had been terminated by the Company without Cause.

    (d) If the Executive's employment shall be terminated pursuant to Section 8(d) hereof, or if the Executive shall terminate his employment pursuant to Section 8(e) hereof, then (i) the Company shall pay to the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus the unpaid reimbursable expenses of the Executive through the Date of Termination, the Incentive Bonus under Section 4(c) for the preceding calendar year or years to the extent not theretofore paid and the Termination Bonus under Section 4(c) hereof; (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages, and not as a penalty, to the Executive within thirty (30) days following the Date of Termination, a lump sum amount equal to the aggregate amount of Base Salary that would have been payable to the Executive pursuant to Section 4(a), calculated on the basis of the Base Salary that from time to time would have been in effect as specified in said Section, through-out the period commencing on the date immediately succeeding the Date of Termination and extending through the fifth anniversary of the Commencement Date hereunder or, if applicable, the expiration of a Renewal Period; and (iii) all outstanding options that are then exercisable and that would have been exercisable within the 12 months after the Date of Termination shall immediately become exercisable and may be exercised by the Executive at any time thereafter, in whole or in part, for three years after the Date of Termination (the "Additional Period"). All outstanding options at the end of such 12-month period that are not then exercisable shall be completely terminated. The Company shall maintain in full force and effect, for the continued benefit of the Executive for the full term of the Additional Period, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination. If the Executive shall be ineligible to participate in any of the Company's fringe benefit plans or arrangements as a result of his ceasing to be an employee of the Company, then the Company shall arrange to provide the Executive with substantially equivalent benefits as if he remained employed by the Company throughout the Additional Period or provide their economic equivalent.

    (e) If the Executive's employment shall be terminated pursuant to Section 8(f) hereof, the Company shall pay the Executive his full Base Salary and any accrued reimbursable expenses (to the extent provided in Section 4(d) hereof) only through the Date of Termination, together with the Incentive Bonus under Section 4(c) for the preceding calendar year or years to the extent not theretofore paid. Any rights and benefits the Executive may have under employee benefit and fringe benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs. All outstanding options that are not exercisable on the Date of Termination shall be completely terminated as of said Date, unless otherwise agreed by the Company. The Executive shall be entitled to exercise, within one (1) year after the Date of Termination, any rights provided to the Executive under Section 5 hereof with respect to any options that are exercisable on the Date of Termination.

10.      No Mitigation; No Offset
         ------------------------

         In the event of any termination of employment under Section 8, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

11.      Nature of Payments
         ------------------

         Any amounts due under Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. Other than as set forth in Section 9, upon termination of the Executive's employment hereunder, the Company shall have no further obligations to the Executive.

12.      Indemnification
         ---------------

    (a) The Company's Standard Indemnification Agreement for Directors and Officers, approved by the shareholders in April 1987, and attached to this Agreement, is incorporated herein by reference.

    (b) The Company agrees to continue to maintain directors' and officers' liability insurance policies covering the Executive at least to the extent that the Company provides such coverage of its other directors and senior officers.

13.      Effect of Agreement on Other Benefits
         -------------------------------------

         Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior officers of the Company are eligible to participate, including but not limited to the proposed 1994 Long-Term Incentive Plan, except that, notwithstanding anything in this Agree-ment to the contrary, the Executive shall not be eligible to participate in the Company's Annual Incentive Plans, Retirement Plans and Termination Pay Plans.

14.      Binding Agreement
         -----------------

    (a) Neither party hereto may assign this Agreement or any part hereof without the prior written consent of the other party hereto, except that, subject to the provisions of Section 8(e) hereof, the rights and obligations of the Company may be assigned or transferred pursuant to a merger, consolidation or sale of all or substantially all of the assets of the Company, provided that the assignee or transferee assumes the liabilities, obligations and duties of the Company either by contract or by operation of law.

    (b) This Agreement shall be binding upon the Company, its successors and assigns, and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die, any amount payable to him hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person as the Executive shall have designated in a notice given to the Company in accordance with the provisions of Section 15 or, if there be no such designee, to the Executive's estate.

15.      Notice
         ------

         For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:

                 Scott  Paper Company
                 Scott Plaza
                 Philadelphia, PA 19113

                 Attention: Chairman of the Management Development
                                and Executive Compensation Committee
                                In Care of Stephen D. Ford, Corporate Secretary

         (with a copy to:

                 Norman M. Heisman, Esq.
                 Counsel to the Board of Directors
                 912 Bridle Lane
                 West Chester, PA 19382)

         If to the Executive:

                 Albert J. Dunlap
                 c/o Reboul, MacMurray, Hewitt, Maynard & Kristol
                 45 Rockefeller Plaza
                 New York, NY 10111

         (with a copy to:

                 Reboul MacMurray, Hewitt, Maynard & Kristol
                 45 Rockefeller Plaza
                 New York, New York 10111
                 Attn: Howard G. Kristol, Esq.)

         or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


    16.  Miscellaneous
         -------------

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or director as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or at any prior or subsequent time. Any party's failure, at any time or times, to require strict performance by the other party of any provision of this Agreement shall not waive, affect or diminish any right of the first party thereafter to demand strict compliance and conformance therewith.

17.      Validity
         --------

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

18.      Counterparts
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

19.      Arbitration
         -----------

         Any disputes arising out of or relating to this Agreement, or any breach hereof, shall be resolved by binding arbitration, to be held in Philadelphia, Pennsylvania, or at such other place as may be agreed upon at the time by the parties thereto, in accordance with the rules and procedures of the American Arbitration Association ("AAA"), provided, however, that the Company shall be entitled to seek relief in a court of competent jurisdiction with respect to any violation of Section 6 or 7 hereof. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The board of arbitrators shall consist of one arbitrator to be appointed by the Company, one by the Executive, and one by the two arbitrators so chosen. The cost of arbitration shall be borne among the parties to the arbitration as determined by the arbitrators; provided, however, that if the
         --------  -------

         Company's position is not substantially upheld, as determined by the arbitrators, the expenses of the Executive (including, without limitation, fees and expenses payable to the AAA and the arbitrators, fees and expenses payable to witnesses, including expert witnesses, fees and expenses payable to attorneys and other professionals, expenses of the Executive in attending the hearings, costs in connection with obtaining and presenting evidence and costs of transcription of the proceedings), as determined by the arbitrators, shall be reimbursed to him by the Company.

20.      Withholding
         -----------

         Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

21.      Law Governing
         -------------

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania without reference to principles of conflict laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.


                                   SCOTT PAPER COMPANY


                                   By: /s/ W.A. Andres
                                      ----------------------------------
                                      Name: W.A. Andres
                                      Title: Chairman of the Management
                                               Development and Executive
                                               Compensation Committee


                                      /s/ Albert J. Dunlap
                                      ----------------------------------
                                      Albert J. Dunlap